Exhibit (n)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Consolidated Financial Highlights of the Reinsurance Interval Fund” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Consolidated Financial Statements of the Reinsurance Interval Fund” in the Statement of Additional Information of Stone Ridge Trust IV, to the use of our report dated December 30, 2020, with respect to the financial statements of Stone Ridge Trust IV as of October 31, 2020, and to the incorporation by reference of our report dated December 30, 2020 with respect to the financial statements of Stone Ridge Trust II for the year ended October 31, 2020 in the Registration Statement (Form N-2) of Stone Ridge Trust IV filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 6 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-207521).

/s/ Ernst & Young LLP

Minneapolis, Minnesota

February 24, 2021